Exhibit 77 (C)


                 Matters Submitted to a Vote of Security Holders

Voting Results of the Matters Submitted to a Vote of the Pax World Balanced Fund
           Shareholders at the Pax World Balanced Fund Annual Meeting
                       of Shareholders held June 12, 2003.

              Quorum Needed: 50%; Outstanding Shares Voted: 57.94%

1. BOARD OF DIRECTORS: To elect a Board of eight Directors, each to hold office until the next Annual Meeting of the Shareholders of the Fund or until a successor shall have been chosen and shall have qualified.

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     DIRECTOR/TRUSTEE          % FOR            % WITHHELD            PASSED
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Carl H. Doerge, Jr.            96.37               3.63                Yes
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Thomas W. Grant                93.78               6.22                Yes
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James M. Large, Jr.            96.00               4.00                Yes
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Joy L. Liechty                 96.84               3.16                Yes
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Laurence A. Shadek             93.67               6.33                Yes
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Sanford C. Sherman             96.52               3.48                Yes
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Nancy S. Taylor                96.83               3.17                Yes
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Esther J. Walls                96.70               3.31                Yes
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2. SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS: At the Meeting, the votes cast for, against and abstaining from voting with respect to the ratification of the selection of Ernst & Young LLP as Independent Public Accountants were as follows:

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           % FOR             % AGAINST           % ABSTAIN            PASSED
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           93.95                1.87               4.18                Yes
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3. BY-LAWS: At the Meeting, the vote on the proposal to amend the By-laws of the
Fund to permit the Fund to invest in the securities of other registered investment companies (including the Pax World Money Market Fund), within certain limits, was adjourned until July 25, 2003. At the adjourned meeting the votes cast for, against and abstaining from voting were as follows:

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        % FOR        % AGAINST     % ABSTAIN    % BROKER NON-VOTES     PASSED
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        69.93          6.63           4.77             18.67             No*
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* The proposal did not pass because, although it received a majority of voted shares, it required approval by a majority of all outstanding shares; the percent of outstanding shares voting for the proposal was 43.90%.

4. INVESTMENT POLICY: At the Meeting, the votes cast for, against and abstaining from voting with respect to approve a change to the Fund's fundamental investment policies to permit the Fund to invest in the securities of other registered investment companies (including the Pax World Money Market Fund), within certain limits were as follows:

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        % FOR        % AGAINST     % ABSTAIN   % BROKER NON-VOTES     PASSED
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        67.91          6.22           4.71            21.17             Yes
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5. IN THEIR DISCRETION, ON ALL OTHER BUSINESS: At the Meeting, the votes cast for, against and abstaining from voting with respect to transact such other business as may properly come before such Meeting or any adjournment thereof:

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           % FOR             % AGAINST          % ABSTAIN            PASSED
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           85.21                6.14               8.65                Yes
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